Exhibit 99.1

COLONY FINANCIAL ANNOUNCES

FIRST QUARTER 2011 FINANCIAL RESULTS

Los Angeles, CA, May 2, 2011/Business Wire/ – Colony Financial, Inc. (NYSE: CLNY) (the “Company”) today announced financial results for the first quarter ended March 31, 2011.

First Quarter 2011 Highlights

•	First quarter 2011 net income of $0.42 per basic share and $0.41 per diluted share and Core Earnings of $0.43 per basic share and $0.41 per diluted share.

•

Announced three transactions during the first quarter totaling investments and commitments of approximately $43.1 million which fully deployed the proceeds from our December 2010 private placement of common stock:

•

Participated in the Company’s fifth FDIC loan portfolio acquisition, bringing the Company’s total funded investments in its five FDIC related transactions to $53 million. This acquisition involved the purchase of approximately 1,505 loans at a discounted purchase price of 24% of the unpaid principal balance of approximately $817 million. The company’s funded participation was $5 million.

•

Participated in the acquisition, at a discount, of an existing $60 million first mortgage loan secured by fee simple condominium interests within two Manhattan landmark buildings. Simultaneously upon closing, the loan was restructured to reflect a $39.1 million face amount with a five-year term. The Company’s pro rata share of the restructured loan is approximately $29.1 million. The restructured loan will bear interest at a fixed annual rate of 11%, of which 2% may be paid-in-kind for the first two years at the borrower’s option. Inclusive of fees, the yield-to-maturity on the loan is projected to be approximately 13%. The restructured loan is expected to have a debt service coverage ratio in excess of 3:1 and a loan-to-value of approximately 65%.

•

Announced the Company’s participation in the commitment to originate an $18 million senior secured term loan secured by substantially all the assets of Grubb & Ellis Company (“G&E”) and its affiliates. The Company’s pro rata share of the commitment is $9 million. In April, G&E made its first draw of approximately $9 million, of which the Company funded its pro rata share of approximately $4.4 million, net of an upfront 1% origination fee, and has a commitment to fund up to an additional $4.5 million. The loan has an eleven-month term, bears interest at an average fixed annual rate of 11.6%, all of which can be paid-in-kind at the borrower’s option, and includes certain prepayment fees. The Company also received warrants to purchase up to 3.4 million shares of Grubb & Ellis common stock, representing approximately 4.8% of G&E’s common shares outstanding.

•	Declared and paid a first quarter dividend of $0.32 per share of common stock, an increase of 7% from the fourth quarter 2010 regular dividend.

•	In April, the Company raised net proceeds of $271.8 million from the follow-on offering of 15.35 million shares of the Company’s common stock at a price of $18.50 per share.

First Quarter Operating Results

For the first quarter of 2011, equity in income of unconsolidated joint ventures and interest and other operating income contributed $8.5 million and $2.7 million, respectively, to total income of $11.2 million. Total expenses for the quarter were $4.0 million. Administrative expenses accounted for $1.5 million, of which administrative expenses reimbursed to the Company’s external manager were $0.4 million. As a result, during the first quarter of 2011, the Company reported net income attributable to common stockholders of $7.4 million, or $0.42 per basic share and $0.41 per diluted share.

“We continued to deliver on our strategy of deploying capital into investments with a higher current yield component while opportunistically participating in the acquisition of our fifth FDIC loan portfolio,” said Richard Saltzman, the Company’s President and Chief Executive Officer. “The recent completion of our follow-on equity offering provides us with meaningful liquidity to pursue a robust pipeline of potential transactions in active negotiations.”

Follow-On Offering

Subsequent to the end of the quarter, the Company closed the sale of 15,350,000 shares of its common stock, including the exercise of the underwriters’ overallotment option, and selling stockholders sold 750,000 shares at $18.50 per share. Total net proceeds to the Company were $271.8 million, net of underwriting discounts and commissions and offering expenses. As a result of the Company’s public offering, the Company issued to certain investors an aggregate of 175,000 shares of common stock (the “Anti-Dilution Shares”) and paid an aggregate of $162,500 of cash to such investors.

Book Value

The Company’s stockholders’ equity at March 31, 2011 was $570.7 million, which includes $235.0 million of common stock subscribed in our follow-on offering, but does not include the proceeds from the exercise of the underwriters’ overallotment option. Because the shares related to the common stock subscribed were not issued until subsequent to March 31, 2011, the GAAP book value per share at March 31, 2011 calculated using the 17,384,000 shares of common stock outstanding at March 31, 2011 is higher than it would have been had the shares issuable for the common stock subscribed been outstanding as of March 31, 2011. As a result, the Company believes that presenting pro forma stockholders’ equity and book value per share giving full effect to the 15,525,000 shares of common stock the Company issued on April 6 and 12, 2011 and offering costs is more useful to investors. The pro forma stockholders’ equity and book value per common share were $607.2 million and $18.45, respectively, at March 31, 2011 on this basis. Subsequent to the completion of the Company’s follow-on equity offering, exercise of the underwriters’ overallotment option and issuance of Anti-Dilution Shares, the Company had 32,909,000 shares of its common stock issued and outstanding.

Fair Value

If the Company accounted for its financial assets using the fair value method, the net fair value of the Company’s financial assets and liabilities at March 31, 2011 would have been $42.3 million in excess of the net carrying value of the Company’s financial assets and liabilities as of the same date.

Core Earnings

Colony Financial’s Core Earnings, a non-GAAP financial measure, was $7.4 million, or $0.43 per basic share and $0.41 per diluted share, for the first quarter of 2011. Core Earnings is used to compute incentive fees payable to the Company’s manager and the Company believes it is a useful measure for investors to better understand the Company’s recurring earnings from its core business. For these purposes, “Core Earnings” means the net income (loss), computed in accordance with GAAP, excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with the formation of the Company and the Initial Public Offering, including the initial and additional underwriting discounts and commissions, (iii) the incentive fee, (iv) real estate depreciation and amortization, (v) any unrealized gains or losses from mark to market valuation changes (other than permanent impairment) that are included in net income, (vi) one-time events pursuant to changes in GAAP and (vii) non-cash items which in the judgment of management should not be included in Core Earnings. For clauses (vi) and (vii), such exclusions shall only be applied after discussions between the Manager and the Independent Directors and approval by a majority of the Independent Directors.

Dividend

The Company’s Board of Directors declared a dividend of $0.32 per share of common stock for the quarter ended March 31, 2011. The dividend was paid April 14, 2011, to shareholders of record on March 28, 2011. The Company’s dividend policy is set by its Board of Directors and will be evaluated on a quarterly basis based upon the deployment of the Company’s capital and its taxable earnings and cash flow.

Conference Call

Colony Financial will host a conference call at 7 a.m. PT / 10 a.m. ET on Tuesday, May 3, 2011, to discuss results for the quarter ended March 31, 2011. To participate in the event by telephone, please dial (877) 941-2068 five to ten minutes prior to the start time (to allow time for registration) and use conference ID 4431700. International callers should dial (480) 629-9712. A digital replay will be available beginning May 3, 2011, at 10 a.m. PT / 1 p.m. ET, through May 17, 2011, at 8:59 p.m. PT / 11:59 p.m. ET. To access the replay, dial (877) 870-5176 (U.S.), and use passcode 4431700. International callers should dial (858) 384-5517 and enter the same conference ID number. The call will also be broadcast live over the Internet and can be accessed under Events in the Investor Relations section of the Company’s Web site at www.colonyfinancial.com. To listen to the live webcast, please visit the site at least 15 minutes prior to the start of the call in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Web site.

About Colony Financial, Inc.

Colony Financial, Inc. is a real estate finance and investment company that is focused primarily on acquiring and originating commercial real estate loans and real estate-related debt at attractive risk-adjusted returns. Secondary debt purchases may include performing, sub-performing or non-performing loans (including loan-to-own strategies). Colony Financial, Inc. has elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. Colony Financial is a component of the Russell 2000® and the Russell 3000® indices. For more information, visit www.colonyfinancial.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. Statements regarding the following subjects, among others, may be forward-looking: business and investment strategy; investment portfolio; projected operating results; ability to obtain financing arrangements; financing and advance rates for the

Company’s target assets; general volatility of the markets in which the Company invests; expected investments; expected co-investment allocations and related requirements; interest rate mismatches between the Company’s target assets and its borrowings used to fund such investments; changes in interest rates and the market value of the Company’s target assets; changes in prepayment rates on the Company’s target assets; effects of hedging instruments on the Company’s target assets; rates of default or decreased recovery rates on the Company’s target assets; the degree to which the Company’s hedging strategies may or may not protect the Company from interest and foreign exchange rate volatility; impact of changes in governmental regulations, tax law and rates, and similar matters; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the 1940 Act; availability of investment opportunities in mortgage-related and real estate-related investments and other securities; availability of qualified personnel; the Company’s understanding of its competition; and market trends in the Company’s industry, interest rates, real estate values, the debt securities markets or the general economy. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 7, 2011, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Investor Contact:

Colony Financial, Inc.

Darren Tangen

Chief Financial Officer

(310) 552-7230

Addo Communications, Inc.

Andrew Blazier

(310) 829-5400

andrewb@addocommunications.com

Media Contact:

Kristin Celauro

Owen Blicksilver P.R., Inc.

(732) 433-5200

kristin@blicksilverpr.com

(FINANCIAL TABLES FOLLOW)

COLONY FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31, 2011 (Unaudited)	December 31, 2010
ASSETS
Investments in unconsolidated joint ventures	$259,111	$248,750
Cash and cash equivalents	8,467	66,245
Loans receivable, net	108,863	69,929
Subscriptions receivable, net	235,014	—
Other assets	7,938	5,533

Total assets	$619,393	$390,457

LIABILITIES AND EQUITY
Liabilities:
Line of credit	$—	$20,000
Secured financing	13,967	14,000
Accrued and other liabilities	5,555	3,380
Due to affiliate	1,898	2,214
Dividends payable	5,563	6,084
Deferred underwriting discounts and commissions payable to underwriters	5,750	5,750
Deferred underwriting discounts and commissions reimbursable to Manager	5,750	5,750

Total liabilities	38,483	57,178

Commitments and contingencies
Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 450,000,000 shares authorized, 17,384,000 shares issued and outstanding	174	174
Additional paid-in capital	330,807	330,777
Common stock subscribed	235,014	—
Retained earnings	2,952	1,152
Accumulated other comprehensive income	1,715	936

Total stockholders’ equity	570,662	333,039
Noncontrolling interest	10,248	240

Total equity	580,910	333,279

Total liabilities and equity	$619,393	$390,457

COLONY FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Income
Equity in income of unconsolidated joint ventures	$8,484	$3,915
Interest income	2,165	170
Other operating income	561	—

Total income	11,210	4,085

Expenses
Base management fees	1,296	660
Investment expenses	369	99
Investment expenses reimbursed to affiliate	318	—
Interest expense	510	—
Administrative expenses	1,125	900
Administrative expenses reimbursed to affiliate	390	271

Total expenses	4,008	1,930

Foreign exchange loss, net of gain on foreign currency hedge of $9 and $5, respectively	(54)	(28)

Income before income taxes	7,148	2,127
Income tax benefit (provision)	228	(29)

Net income	7,376	2,098
Net income attributable to noncontrolling interest	13	2

Net income attributable to common stockholders	$7,363	$2,096

Net income per share:
Basic	$0.42	$0.14

Diluted	$0.41	$0.14

Weighted average number of common shares outstanding:
Basic	17,378,000	14,625,000

Diluted	17,840,500	14,912,500

Dividends declared per common share	$0.32	$0.16

COLONY FINANCIAL, INC.

CORE EARNINGS (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2011	2010
GAAP Net income attributable to common stockholders	$7,363	$2,096
Adjustment to GAAP net income to reconcile to Core Earnings:
Non-cash equity compensation expense	30	15

Core Earnings	$7,393	$2,111

Basic Core Earnings per share of common stock	$0.43	$0.14
Diluted Core Earnings per share of common stock	$0.41	$0.14

Basic weighted average common shares outstanding	17,378,000	14,625,000
Diluted weighted average common shares outstanding	17,840,500	14,912,500

COLONY FINANCIAL, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share data)

(Unaudited)

	As Reported	Pro Forma
	March 31, 2011	Adjustments			Adjusted March 31, 2011
ASSETS
Investments in unconsolidated joint ventures	$259,111	$			$259,111
Cash and cash equivalents	8,467		272,099	(1)	280,566
Loans receivable, net	108,863				108,863
Subscriptions receivable, net	235,014		(235,014	) (1)	—
Other assets	7,938		(304	) (2)	7,634

Total assets	$619,393		$36,781		$656,174

LIABILITIES AND EQUITY
Liabilities:
Line of credit	$—		$—		$—
Secured financing	13,967				13,967
Accrued and other liabilities	5,555		196	(2)	5,751
Due to affiliates	1,898				1,898
Dividends payable	5,563				5,563
Deferred underwriting discounts and commissions payable to underwriters	5,750				5,750
Deferred underwriting discounts and commissions reimbursable to Manager	5,750				5,750

Total liabilities	38,483		196		38,679

Commitments and contingencies
Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—		—		—
Common stock, $0.01 par value, 450,000,000 shares authorized, 17,384,000 shares issued and outstanding, historical; 32,909,000(1)shares issued and outstanding, adjusted	174		155	(1)	329
Additional paid-in capital	330,807		271,444	(1)(2)	602,251
Common stock subscribed	235,014		(235,014	) (1)	—
Retained earnings	2,952				2,952
Accumulated other comprehensive income	1,715				1,715

Total stockholders’ equity	570,662		36,585		607,247
Noncontrolling interest	10,248				10,248

Total equity	580,910		36,585		617,495

Total liabilities and equity	$619,393		$36,781		$656,174

Shares outstanding	17,384,000		15,525,000		32,909,000
Book Value per Share	$32.83				$18.45

(1)

Reflects the issuance of 13,250,000 shares in our Follow-On Offering and 175,000 Anti-Dilution Shares and payment of $162,500 to certain investors on April 6, 2011 and 2,100,000 shares issued upon the underwriters’ exercise of the overallotment option on April 12, 2011.

(2)	Reflects the reduction of deferred offering costs accrued at March 31, 2011 and estimated additional offering costs incurred in connection with the Follow-On Offering.